Exhibit 10.16

October 21, 2002

Ms. Marsha Paolini

Vice President

Boston Safe Deposit and Trust Company

135 Santilli Highway, 026-0313

Everett, MA 02149

Dear Marsha:

It is with pleasure that I am writing you to inform you that our Benefit Plans Investment Committee (the “BPIC”) has approved your firm, Boston Safe Deposit and Trust Company, as the new Trustee and Custodian for its Sunoco, Inc. Master Retirement Trust, Directors’ Deferred Compensation and Benefits Trust (Rabbi) and Deferred Compensation and Benefits Trust (Rabbi).

This appointment comes with a great amount of respect for the people and the process that has created the successful business model that you have today.

On behalf of the BPIC, we are looking forward to a successful relationship with you and Boston Safe.

Please indicate Boston Safe Deposit and Trust Company’s acceptance of its appointment as Trustee/Custodian by signing and returning to me one of the two signed copies of this letter. The other signed copy is for your records.

Sincerely,

s/Alan J. Rothman

Alan J. Rothman

Benefit Plans Investment Committee

Director, Trust Investments

Accepted:

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By:	s/Marsha R. Paolini

Title:	Vice President

Date:	10/22/02